EXHIBIT 10.1

EXECUTION VERSION

PURCHASE AGREEMENT
(TyC)

      This Purchase Agreement (the “Agreement”) is made this 28th day of April, 2005, by and between Liberty Programming Argentina, LLC, a Delaware limited liability company (“LPA”), and FTR Investments Corp., a British Virgin Islands corporation (“FTR”).

RECITALS

      A. LPA is the holder of (i) 20,064,000 shares (the “TyC Shares”) of the capital of Torneos y Competencias, S.A., a sociedad anónima organized under the laws of Argentina (“TyC”), representing a 40% equity interest in TyC, and an option to purchase 2,558,160 shares of AyN Argentina Holdings, LLC and 4,464,240 shares of AyN on the terms and subject to the conditions set forth in Sections 4.2 and 4.3 of AyN Purchase Agreement (the “AyN Call Right”).

      B. FTR desires to purchase the TyC Shares and the AyN Call Right from LPA, and LPA desires to sell the TyC Shares and the AyN Call Right to FTR, for a total purchase price of US $20,939,594 (the “Purchase Price”) upon the terms and subject to the conditions set forth herein.

AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, and intending to be legally bound, LPA and FTR hereby agree as follows:

ARTICLE 1
DEFINITIONS

      1.1. Defined Terms. Capitalized terms used in this Agreement shall have the following meanings:

      (a) “ACH” shall mean ACH Acquisition Co. Ltd, a limited company formed under the laws of the Cayman Islands.

      (b) “Affiliate” shall mean, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Person.

      (c) “Agreement” shall have the meaning specified in the preamble.

      (d) “Assignment and Acceptance” shall mean the assignment and acceptance in the form attached as Exhibit A to this Agreement.

      (e) “AyN” shall mean AyN Argentina, LLC, a Delaware limited liability company.

      (f) “AyN Call Right” shall have the meaning specified in the recitals.

      (g) “AyN Purchase Agreement” shall mean the Ownership Interest Purchase Agreement dated April 25, 2003 between LPA and Laisus Corporation, S.A., as amended by the Amendment to Ownership Interest Purchase Agreement dated as of the date hereof.

      (h) “Business Day” shall mean any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado or Buenos Aires, Argentina are required or authorized to be closed.

      (i) “Cash Consideration” shall have the meaning specified in Section 2.2.

      (j) “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      (k) “FPAS” shall mean Fox Pan American Sports LLC, a Delaware limited liability company.

      (l) “FPAS Note” shall mean that certain promissory note dated as of the date hereof in the original principal amount of US $7,939,594 originally issued by FPAS to TyC and subsequently assigned by TyC to FTR.

      (m) “FPAS Security Agreements” shall mean the pledge and security agreements listed on Schedule 1.1(n) to this Agreement pursuant to which FPAS granted to TyC security interests in certain assets to secure performance of FPAS’ obligations under the FPAS Note, the benefits of which TyC has assigned to FTR.

      (n) “FPAS Transfer Restriction Agreement” shall mean the transfer restriction agreement dated as of the date hereof among FPAS, Hicks Muse Tate & Furst Incorporated, Pan American Sports Enterprises Company, International Sports Programming, LLC, FSI SPV, Inc. and TyC, the rights under which TyC has assigned to FTR.

      (o) “FTR” shall have the meaning specified in the preamble.

      (p) “FTR Assumed Obligations” shall have the meaning specified in Section 2.1.

      (q) “Instrumento de Adhesión” shall mean the agreement to be bound by the TyC Shareholders’ Agreement to be executed by FTR in the form of Exhibit B to this Agreement.

      (r) “Interest” shall mean each of the TyC Shares and the AyN Call Right.

      (s) “Laisus Notice Letter” shall mean the notice, in the form of Exhibit C to this Agreement, notifying Laisus Corporation, S.A. of the transfer of the AyN Call Right to FTR pursuant to the provisions of this Agreement.

      (t) “Lien” shall mean any lien, pledge, encumbrance, security interest, mortgage, charge, agreement or claim of any kind whatsoever.

      (u) “LPA” shall have the meaning specified in the preamble.

      (v) “LMINT” shall mean Liberty Media International Holdings, LLC, a Delaware limited liability (formerly known as TeleCommunications International, Inc.).

      (w) “Non-Cash Consideration” shall have the meaning specified in Section 2.2.

      (x) “Party” shall mean each of the parties to this Agreement.

      (y) “Person” shall mean a human being or a corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated organization, association or other entity.

      (z) “Security Interest Consent Agreement” shall mean the security interest consent agreement dated as of the date hereof between T&T Sports Marketing Ltd. and TyC.

      (aa) “Sitkin” shall mean Sitkin Corporation S.A., a sociedad anónima organized under the laws of Uruguay.

      (bb) “TyC” shall have the meaning specified in the recitals.

      (cc) “TyC Shareholders’ Agreement” shall mean the shareholders agreement executed and entered into on September 30, 1997 by and among Carlos Vicente Ávila, Juan Cruz Ávila, Diego Gabriel Ávila, Luis Benjamín Nofal, Sunflower Continental Corp., TeleCommunications International, Inc. (now known as Liberty Media International Holdings, LLC.), Liberty/TINTA LLC, CEI Citicorp Holdings, S.A., T.I. Telefónica Internacional de España S.A. (now known as Telefónica Internacional, S.A.) and Southtel Equity Corporation, as amended by the first addendum thereto dated December 28, 1998 and by a second addendum thereto dated July 10, 2000.

      (dd) “TyC Shares” shall have the meaning specified in the recitals.

      (ee) “Waiver and Release” shall mean the waiver by the shareholders of TyC other than LPA of their rights under the TyC Shareholders’ Agreement with respect to the transactions contemplated in this Agreement and the release of LPA and LMINT from the TyC Shareholders’ Agreement, all in the form attached as Exhibit D to this Agreement.

ARTICLE 2
PURCHASE AND SALE OF THE INTERESTS

      2.1. Transfer of LPA’s Interests. LPA hereby transfers and conveys to FTR the TyC Shares and the AyN Call Right, free and clear of all Liens (other than Liens arising under the TyC Shareholders Agreement or the AyN Purchase Agreement), and FTR hereby assumes and agrees to perform and discharge when due all obligations of LPA or LMINT under the TyC Shareholders’ Agreement other than any obligation arising out of a breach by LPA or

LMINT of the terms of the TyC Shareholders’ Agreement applicable to such entity prior to the date of this Agreement (the “FTR Assumed Obligations”).

      2.2. Purchase Price. As consideration for the TyC Shares and the AyN Call Right, simultaneously with the execution of this Agreement, FTR is paying to LPA US $13,000,000 in cash (the “Cash Consideration”) and hereby assigns to LPA all of FTR’s right, title and interest in and to, and all of FTR’s benefits under, each of the FPAS Note, the FPAS Security Agreements, the FPAS Transfer Restriction Agreement and the Security Interest Consent Agreement (the “Non-Cash Consideration”).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF LPA

      LPA represents and warrants to FTR as follows:

      3.1. Organization and Authority. LPA is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. LPA has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

      3.2. Actions and Enforceability. All actions on the part of LPA necessary under its organizational documents for the authorization of this Agreement and for the performance of all obligations of LPA hereunder have been taken. This Agreement has been duly executed and delivered by LPA and constitutes a legal, valid and binding obligation of LPA enforceable against LPA in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

      3.3. Ownership. LPA is the legal, record and beneficial owner of the TyC Shares and the AyN Call Right. Upon payment of the Cash Consideration and delivery of the Non-Cash Consideration, FTR shall acquire lawful and valid title to the TyC Shares and the AyN Call Right, free and clear of any and all Liens other than Liens arising under the TyC Shareholders’ Agreement the AyN Purchase Agreement. Other than the TyC Shares and the AyN Call Right, LPA is not, directly or indirectly, the legal, record or beneficial owner of any securities or other ownership interests in TyC or AyN and has no rights to acquire any securities or other ownership interests in TyC or AyN.

      3.4. Actions. There is no action, suit, investigation or proceeding, governmental or otherwise, pending, or to the knowledge of LPA threatened, against LPA specifically relating to the transactions under this Agreement, nor, to the knowledge of LPA, is there any basis for such actions, suits investigations or proceedings.

      3.5. No Other Representations or Warranties. EXCEPT AS SET FORTH IN THE PRECEDING PROVISIONS OF THIS ARTICLE 3, LPA IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES REGARDING THE TyC SHARES, TyC, THE AyN CALL RIGHT OR AyN, AND THE TyC SHARES AND THE AyN CALL RIGHT ARE BEING ACQUIRED BY FTR “AS IS,” “WHERE IS,” WITH AND SUBJECT TO ALL

FAULTS AND DEFECTS THEREIN AND WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND, EITHER EXPRESS OR IMPLIED, ARISING OUT OF LAW OR OTHERWISE, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF FTR

      FTR represents and warrants to LPA as follows:

      4.1. Organization and Authority. FTR is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. FTR has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

      4.2. Actions and Enforceability. All actions on the part of FTR necessary under its organizational documents for the authorization of this Agreement and for the performance of all obligations of FTR hereunder have been taken. This Agreement has been duly executed and delivered by FTR and constitutes a legal, valid and binding obligation of FTR enforceable against FTR in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

      4.3. Ownership. FTR is the legal, record and beneficial holder of the FPAS Note. Each of the FPAS Note, the FPAS Security Agreements, the FPAS Transfer Restriction Agreement and the Security Interest Consent Agreement constitutes a legal, valid and binding obligation of each party thereto enforceable against each such party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable remedies. As of the date of this Agreement, (i) no payments have been made under the FPAS Note, (ii) no party is in default under any of the FPAS Note, the FPAS Security Agreements, the FPAS Transfer Restriction Agreement or the Security Interest Consent Agreement, and (iii) none of the FPAS Note, the FPAS Security Agreements, the FPAS Transfer Restriction Agreement and the Security Interest Consent Agreement has been amended or supplemented in any respect. No consent of any third party is required for the assignment by FTR of the FPAS Note or FTR’s rights under, including the right to enforce, the FPAS Security Agreements, the FPAS Transfer Restriction Agreement or the Security Interest Consent Agreement.

      4.4. Actions. There is no action, suit, investigation or proceeding, governmental or otherwise, pending, or to the knowledge of FTR threatened, against FTR specifically relating to the transactions under this Agreement, nor, to the knowledge of FTR, is there any basis for such actions, suits investigations or proceedings.

      4.5. Unregistered Interests. FTR (a) acknowledges that neither the TyC Shares nor the AyN Call Right have been registered under the United States Securities Act of

1933, as amended, or under similar provisions of state law or the laws of any applicable foreign jurisdiction, (b) represents and warrants that FTR is acquiring such Interests for FTR’s own account, for investment, and without a view to the distribution of such Interests, and (c) agrees not to sell, transfer or otherwise dispose of, or to attempt to sell, transfer or otherwise dispose of, all or any part of such Interests without registration under the Securities Act of 1933, as amended, and any applicable state securities laws or similar laws of any applicable foreign jurisdiction, unless such sale, transfer or other disposition is exempt from such registration requirements.

      4.6. No Consent Required. FTR represents and warrants to LPA that (a) both itself and all Persons directly or indirectly Controlling FTR are exempted from notification to the Argentine Comisión Nacional de Defensa de la Competencia pursuant to Section 10c) of Argentine Law 25,156 (the “Argentina Antitrust Law”), and (b) no consent, approval, order or authorization of, or registration, declaration or filing with, any Argentine governmental entity is required by any Person under any Argentine law, statute, rule, regulation, ordinance or other legal requirement (including the Argentine Antitrust Law) in connection with the execution and delivery of this Agreement or for the transactions under this Agreement to become effective.

ARTICLE 5
OTHER COVENANTS AND AGREEMENTS

      5.1. Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Parties shall use its commercially reasonable efforts to do, or cause to be done, all actions and things necessary, proper, or advisable under applicable law and regulations to make effective the transactions under this Agreement. If at any time after the consummation of the transactions contemplated by this Agreement, any further action is necessary to comply with this Agreement, the Parties or their duly authorized representatives shall take such action.

ARTICLE 6
DELIVERABLES UPON EXECUTION

      6.1. Time and Place. Signature pages to this Agreement are being delivered by the Parties at the offices of Sherman & Howard L.L.C., 633 Seventeenth Street, Denver, Colorado, upon prior or simultaneous completion of the actions required by Section 6.2.

      6.2. Actions Occurring at or Prior to Signing.

      (a) LPA has delivered to FTR certificates evidencing the TyC Shares with appropriate endorsements, an executed transfer notice under Section 215 of the Argentina Corporations Act, and such other instruments or documents as may be necessary or appropriate to properly transfer to FTR title to the TyC Shares and the AyN Call Right, free and clear of all Liens (other than Liens arising under the TyC Shareholders’ Agreement or the AyN Purchase Agreement);

      (b) FTR has delivered the Cash Consideration to LPA by wire transfer of immediately available funds, in accordance with instructions provided by LPA to FTR;

      (c) FTR has delivered the FPAS Note with appropriate endorsements and such other instruments or documents as may be necessary or appropriate to properly transfer to LPA title to the Non-Cash Consideration, free and clear of all Liens;

      (d) FTR, LPA and FPAS have executed and delivered the Assignment and Acceptance;

      (e) LPA has executed and delivered to Laisus the Laisus Notice Letter;

      (f) Each of AyN, ACH, Sitkin, LPA and LMINT has executed and delivered the Waiver and Release; and

      (g) Each of FTR, AyN, ACH and Sitkin has executed and delivered the Instrumento de Adhesión.

ARTICLE 7
INDEMNIFICATION

      7.1. Indemnification by LPA. LPA hereby indemnifies and agrees to defend and hold harmless FTR, its Affiliates, and each of their respective directors, officers, employees and agents (each, an “FTR Indemnified Party”), from and against any and all claims, liabilities, losses, costs and expenses, including reasonable attorneys’ fees and expenses, known or unknown, contingent or otherwise, arising at any time out of or relating to any material misrepresentation or material breach of any warranty, covenant or agreement made by LPA under this Agreement (collectively, “FTR Losses”).

      7.2. Indemnification by FTR. FTR hereby indemnifies and agrees to defend and hold harmless LPA, its Affiliates and each of their respective directors, officers, employees and agents (each, an “LPA Indemnified Party”), from and against any and all claims, liabilities, losses, costs and expenses, including reasonable attorneys’ fees and expenses, known or unknown, contingent or otherwise, arising at any time (including any time prior to the date of this Agreement) out of or relating to (a) any material misrepresentation or any material breach of any warranty, covenant or agreement made by FTR under this Agreement, (b) any claim by any third party made against TyC to which LPA or LMINT is joined as a result of its having been an owner of TyC or the AyN Call Right, or any claim for liabilities of TyC (including, without limitation, tax liabilities of TyC) for which LPA or LMINT becomes obligated as of result of its having been an owner of TyC or the AyN Call Right, or (c) the FTR Assumed Obligations (collectively, “LPA Losses” and, together with FTR Losses, “Losses”).

      7.3. Notice; Cooperation. Notwithstanding anything in this Agreement to the contrary, the liability of a Party (the “Indemnifying Party”) that is required to indemnify an LPA Indemnified Party or an FTR Indemnified Party entitled to indemnification under this Agreement (the “Indemnified Party”) against any Losses shall be limited to claims (“Claims”) with respect to which the Indemnified Party shall have given written notice thereof to the Indemnifying Party, whether or not any Losses have then actually been sustained (“Claims Notice”). The Claims Notice shall state the basis of the Claim and provide a statement or an estimate of the Losses incurred by the Indemnified Party; provided, however, that no statement of Losses or estimate of

Losses provided in such Claims Notice shall be conclusive and final. A Claims Notice for a Claim described in this Section may be given at any time. Each Party agrees that, upon receiving notice of any Claim which reasonably may be expected to give rise to a claim for indemnification under this Agreement, such Party promptly will provide a Claims Notice to each other Party of such Claim. Each Party further agrees to make available to each other Party such information as is, or as comes within, the possession of such Party that reasonably may be expected to assist in the defense of such Claim and to cooperate with each other Party in defending against such Claim.

      7.4. Procedure for Administering Third-Party Claims.

       (a) In the event that a Claim involves a claim by a third party against the Indemnified Party (a “Third-Party Claim”), the Indemnifying Party shall notify the Indemnified Party in writing within 15 days after receipt of the Claims Notice whether it agrees to undertake the defense thereof. In the event the Indemnified Party fails to timely provide a Claims Notice pursuant to the terms of Section 7.3 hereof and such failure materially increases the Indemnifying Party’s obligations or liabilities with respect to the underlying Claim, then the Indemnified Party shall be conclusively deemed to have waived its defense and indemnification rights with respect to such Claim to the extent, and only to the extent, that such failure increased such obligations or liabilities.

       (b) The following procedures shall apply to a Claim for defense and indemnity by the Indemnified Party which is based upon a Third-Party Claim:

              (i) Promptly after receipt by the Indemnifying Party of the Claims Notice, the Indemnifying Party shall: (A) acknowledge the Third-Party Claim for which a defense and indemnity is sought by the Indemnified Party as a valid Claim and shall forthwith defend or fully discharge such Third-Party Claim; (B) notify the Indemnified Party of the Indemnifying Party’s election to defend the Indemnified Party against such Third-Party Claim under a partial or complete reservation of rights, which notice shall include a reasonably detailed statement of the reasons for such reservation; or (C) notify the Indemnified Party of its rejection of the Indemnified Party’s Claim for defense and indemnity against such Third-Party Claim. A failure by the Indemnifying Party to respond within a reasonable time period following the Claims Notice shall be deemed acknowledgment by the Indemnifying Party of the right of the Indemnified Party to be defended and indemnified without any reservation of rights and will give rise to an immediate right in the Indemnified Party to payment of the Claim in full by the Indemnifying Party.

              (ii) If the Indemnifying Party elects to assume the defense of a Third-Party Claim pursuant to Section 7.4(b)(i)(A) or (B) above:

                     (A) except as otherwise provided in this Section 7.4(b)(ii)(A) or in Section 7.4(b)(ii)(B) below, counsel for the defense of the Indemnified Party assumed by the Indemnifying Party shall be selected by the Indemnifying Party with the approval of the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that, if the Indemnifying Party has elected to defend under a reservation of rights, the Indemnified Party may select counsel for the defense. The control of the defense of the Indemnified Party shall be with the Indemnifying Party, and the Indemnified Party shall cooperate with the Indemnifying Party in the conduct of its defense; provided, however, that if the Indemnifying Party has elected to defend under a reservation of rights, the Indemnified Party may control the defense, and the Indemnifying Party shall cooperate with the Indemnified Party in the conduct of the latter’s defense. All attorneys’ fees and legal costs reasonably incurred in the defense of the Indemnified Party by the Indemnifying Party shall be borne, and promptly paid, by the Indemnifying Party. If it is necessary for some action to be taken or defense to be asserted in respect of the Third-Party Claim prior to confirmation by the Indemnifying Party that it will assume such defense, the Indemnified Party shall assume such defense with counsel selected by the Indemnified Party for the limited purpose of contesting such Third-Party Claim until the Indemnifying Party assumes such defense, and the Indemnifying Party shall promptly pay all Litigation Costs (defined below) reasonably incurred by the Indemnified Party in conducting its defense against the Third-Party Claim. A failure by the Indemnifying Party to timely assume and conduct the defense of the Indemnified Party against the Third-Party Claim shall be treated for all purposes as a waiver by the Indemnifying Party of the right to deny the Indemnifying Party’s claim for defense and indemnity against such Third-Party Claim;

                     (B) notwithstanding the provisions of Section 7.4(b)(ii)(A):

                            (I) the Indemnified Party may retain separate co-counsel at its sole cost and expense, except that the Indemnifying Party will be responsible for the fees and expenses of the co-separate counsel (not to exceed the fees and expenses of one separate United States firm of attorneys plus one separate Argentinean firm of attorneys for all Indemnified Parties) (a) to the extent the Indemnified Party reasonably concludes based upon advice of counsel that a conflict of interest other than a conflict of interest caused solely by the right of indemnification contained in this Agreement exists between the Indemnified Party and Indemnifying Party or (b) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party has been advised by counsel that there may be one or more legal defenses that are available to the Indemnified Party that are not available to the Indemnifying Party or that are available to the Indemnifying Party but the assertion of which would be adverse to the interest of the Indemnified Party; and

                            (II) if the character of a Third-Party Claim is such that it is covered by insurance policies maintained or previously maintained by or for the benefit of the Indemnified Party and the insurer under such policies is entitled to select counsel to defend the Indemnified Party against such Third-Party Claim, then counsel selected by such insurer shall assume and conduct the defense of the Indemnified Party against such Third-Party Claim. In the event that such an insurance carrier assumes and conducts the defense of the Indemnified Party against the Third-Party Claim, any Litigation Costs required to be borne by the Indemnified Party under the applicable policy shall in turn be borne by the Parties as if such Litigation Costs were the result of a defense assumed and conducted by the Indemnifying Party absent the insurance coverage; and

                     (C) the Indemnifying Party may settle or compromise any Third-Party Claim defended by it without the consent of the Indemnified Party, but only if such settlement or compromise involves only the payment of monetary consideration by the

Indemnifying Party or consideration or agreements given by the Indemnifying Party of a non-monetary nature which have no adverse effect on the Indemnified Party and does not involve any admission of liability, or stipulations of fact which, in the reasonable belief of the Indemnified Party might have an adverse effect on the Indemnified Party or which might materially prejudice it in subsequent or other litigation. In the event of a settlement or compromise pursuant to this Section 7.4(b)(ii)(C), the Indemnifying Party shall pay and otherwise satisfy in full such settlement or compromise and shall pay all Litigation Costs that the Indemnified Party incurs with respect thereto. If a final judgment is rendered against the Indemnified Party in respect of a Third-Party Claim, then the Indemnifying Party shall promptly satisfy such judgment in full and shall pay the Litigation Costs that are assessed against the Indemnified Party by the court.

                            (iii) If the Indemnifying Party fails, or refuses pursuant to Section 7.4(b)(i)(C) above, to timely assume and conduct the defense of a Third-Party Claim, the Indemnified Party shall have the right to assume and conduct the defense of such Third-Party Claim with counsel selected by it; in which event (A) the Indemnified Party shall have the right to control the defense or settlement of such Third-Party Claim in a manner deemed advisable by the Indemnified Party in its sole discretion, without the consent of the Indemnifying Party, and (B) all of the Indemnified Party’s decisions with respect thereto shall be deemed to be reasonable and binding against the Indemnifying Party for all purposes under this Agreement. In the event the Indemnified Party assumes and conducts the defense of a Third-Party Claim pursuant to this Section 7.4(b)(iii), all Litigation Costs paid or incurred by the Indemnified Party in connection with defending such Third-Party Claim shall be paid exclusively by the Indemnifying Party directly as and when payment of such Litigation Costs is due, and all costs and expenses of a settlement or compromise of such Third-Party Claim or upon rendition of a final judgment with respect thereto shall be paid exclusively by the Indemnifying Party, and

                            (iv) As used herein, the term “Litigation Costs” shall mean all reasonable actual legal costs and attorneys’ fees paid or incurred by the Indemnified Party in defending against a Third-Party Claim, including, without limitation, all reasonable actual attorneys’ fees and legal costs payable to counsel for the defense of the Third-Party Claims, as well as all reasonable legal costs and attorneys’ fees which are assessed by the court against the Indemnified Party or which the court determines that the Indemnified Party is contractually required to pay the other party and all reasonable legal costs and attorneys’ fees paid or incurred by the Indemnified Party in enforcing its right to indemnification under this Article 7, including, without limitation, fees and costs for discovery, trial preparation, trial and appeal, fees and costs of expert witnesses, travel expense of witnesses, premiums for bonds required to obtain injunctive relief and specific performance, premiums for appeal and supersedeas bonds, other costs of appeal and other costs of court. The defense against, or the contesting of, the Third-Party Claim may include, without limitation, the bringing and prosecution of (A) suits for declaratory judgment regarding the disputed matters, (B) suits for injunctive relief, (C) counterclaims, cross-claims and third-party claims, (D) interpleader or impleader actions, or (E) any other form of claim, action or defense which is advisable and proper to defend against or contest such Third-Party Claim or should or must be asserted in connection therewith.

      7.5. Non-Exclusive Remedy; Inconsistencies. The defense and indemnification rights and remedies granted under this Agreement to the Indemnified Party shall be deemed to be cumulative with, and not exclusive of, any and all other rights and remedies for any breach of any representation, warranty, covenant or agreement in this Agreement or any other agreement contemplated by this Agreement by any Indemnifying Party which are available to an Indemnified Party and to which it would otherwise be entitled for such breach under any applicable law, statute, rule, regulation or ordinance.

ARTICLE 8
AGREED FAIR MARKET VALUE

      LPA and FTR agree that, for purposes of this Agreement, the aggregate fair market value of the TyC Shares and the AyN Call Right is US $20,939,594, with such aggregate fair market value being allocated as follows: (i) an amount equal to US $700,000 the AyN Call Right; and (ii) the residual amount to the TyC Shares.

ARTICLE 9
EXPENSES

      Each Party agrees to bear all expenses of any character incurred by such Party, including all attorneys’ fees and expenses, in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 10
MISCELLANEOUS

      10.1. Amendments. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by each Party.

      10.2. Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

      10.3. Gender; Number; Terms. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context. The word “include” and derivatives of that word are used in this agreement in an illustrative sense rather than a limiting sense. The word “or” is not exclusive.

      10.4. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

      10.5. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) on the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the day after such notice is sent by a nationally recognized overnight express courier, or (iv) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient’s facsimile machine) of receipt by the recipient of such notice:

      To LPA:

Liberty Programming Argentina, LLC
12300 Liberty Boulevard
Englewood, CO 80112
Attn: Elizabeth M. Markowski, Esq.
Facsimile: 720-875-5858

With a copy to:

Sherman & Howard L.L.C.
633 17th Street, Suite 3000
Denver, CO 80202
Attn: Peggy Knight, Esq.
Facsimile: 303-298-0940

      To FTR:

FTR Investment Corp.
c/o Gutierrez & Associates
Courvoisier Centre II
601 Brickell Key Drive, Suite 2001
Miami, Florida 33131-2651
Attn: Mr. Facundo Santucci
Facsimile: 305-577-8690

With a copy to:

Hope, Duggan & Silva
Abogados
Carlos M. Della Paolera 265, Piso 21
C1001ADA Buenos Aires, Argentina
Attn: Dr. Roberto E. Silva
Facsimile: 5411 4891-1001

Notice of any change in any such address and/or facsimile number shall also be given in the manner set forth above; provided, however, that any such notice shall become effective only upon actual receipt by the Party to whom such notice is directed. Whenever the giving of notice is required, the giving of such notice may be waived by the Party entitled to receive such notice.

      10.6. Waiver. The failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

      10.7. Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party.

      10.8. Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the Parties.

      10.9. Governing Law.

      (a) This Agreement shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws rules.

      (b) Each of the Parties agrees that any action or proceeding commenced to enforce any right under this Agreement, or that is in any way related to this Agreement, shall be commenced only in the courts of the State of New York located in New York County, or of the U.S. District Court for the Southern District of New York (collectively, the “New York Courts”). Each of the Parties irrevocably submits to the jurisdiction of those courts and waives, to the fullest extent permitted by law, the right to commence any such action in any other court or venue and any objection which it may now or hereafter have to laying of the venue of any such suit, action or proceeding brought in any such courts and any claim that any such suit, action or proceeding brought in such courts has been brought in an inconvenient forum, and further agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Party.

      (c) Each Party that is not an entity organized under the laws of a state of the United States hereby irrevocably appoints the Corporation Service Company, having offices on the date hereof at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 (the “Process Agent”), as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to above in any New York Court. Such designation and appointment shall be irrevocable. Each such Party agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to maintain the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. If the Process Agent shall desire to cease so to act, each such Party agrees that prior to the Process Agent ceasing so to act it shall irrevocably designate and appoint without delay another such agent in such jurisdiction satisfactory to each other Party and, shall promptly deliver to them evidence in writing of such other agent’s acceptance of such appointment in form and substance reasonably acceptable to each other Party.

      (d) Each Party that is not an entity organized under the laws of a state of the United States consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.9(b) by serving a copy thereof upon the Process Agent. If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, each such Party consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.9(b) by the mailing of a copy thereof by airmail, postage prepaid, to the respective address of each such Party specified in or pursuant to Section 10.5. Each such Party irrevocably waives, to the fullest extent permitted by law, all claim or error by reason of any such service and agrees that such service (i) shall be deemed in every respect effective service of process upon them in any suit, action or proceeding and (ii) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to them.

      (e) To the extent any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such Party herby irrevocably waives such immunity in respect of its obligations under this Agreement to the extent permitted by applicable law.

      10.10. Cooperation; Further Assurances. Each Party shall cooperate and deliver such instruments and take such actions, without any additional material cost to such Party, as may be reasonably requested by the other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

      10.11. Publicity. No Party will issue any press release or public statement with respect to the transactions contemplated by this Agreement, without the prior written consent of the other Party (such consent not to be unreasonably conditioned, withheld or delayed), except as may be required by applicable law, court process or by obligations pursuant to any agreement with, or rules of, any securities exchange or quotation system on which securities of the disclosing Party are listed or quoted. In the event that any Party shall be required to cause such a public announcement to be made pursuant to any applicable law, court process or by obligations pursuant to any agreement with, or rules of, any securities exchange or quotation system on which securities of the disclosing Party are listed or quoted, such Party shall use reasonable efforts to provide the other Party prompt notice prior to such announcement.

      10.12. Survival. The representations and warranties contained in this Agreement shall survive the effectiveness of the transactions under this Agreement. The covenants and agreements of the Parties contained in this Agreement to be performed in whole or in part after the effectiveness of the transactions under this Agreement shall survive such effectiveness and shall continue in full force and effect in accordance with their terms.

      10.13. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other Persons, except as provided in Article 7 with respect to Indemnified Parties.

      10.14. Counterparts. This Agreement may be executed in any number of counterparts and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any Party will not become effective until counterparts hereof have been executed by all the Parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      10.15. Knowledge. Whenever there is a reference to this Agreement to a Party having knowledge of an event or condition, such Party shall be deemed to have knowledge of such event or condition only if any officer or senior management official of such Party has actual knowledge of the facts and circumstances of such event or condition, without any duty of inquiry.

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      IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

LIBERTY PROGRAMMING ARGENTINA, LLC
By:	/s/ David J. Leonard
David J. Leonard
Senior Vice President

FTR INVESTMENTS CORP.
By:	/s/ J. Facundo Santucci
Name:	J. Facundo Santucci
Title:	Attorney-in-Fact

List of Schedules and Exhibits
to Purchase Agreement

Schedules

Schedule 1.1(n)	FPAS Security Agreements

Exhibits

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Form of Instrumento de Adhesión

Exhibit C	Form of Laisus Notice Letter

Exhibit D	Form of Waiver and Release

Schedule 1.1(n)

FPAS Security Agreements

1. Pledge and Security Agreement dated as of April 28, 2005 between Payee and Fox Sports Latin America Ltd.

2. Pledge and Security Agreement dated as of April 28, 2005 between Payee and Fox Sports Latin America S.A.

3. Pledge and Security Agreement dated as of April 28, 2005 between Payee and Distribuidora y Productora de Televisión Fox Sports Chile Ltda.